EXHIBIT 23.6
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               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the inclusion in the Registration Statement on Form
S-4 of Zions Bancorporation of our opinion dated June 2, 2000 with respect to the merger between County Bank and Zions Bancorporation, and to our firm, respectively, included in the Registration Statement No. 333-____________ of Zions Bancorporation and to inclusion of such opinion as an appendix to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             ALEX SHESHUNOFF & CO.
                                             INVESTMENT BANKING LP

                                             /s/Alex Sheshunoff & Co.
                                                Investment Banking LP
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AUSTIN, TX
June 15, 2000